As filed with the Securities and Exchange Commission on October 21, 2003

                                                     Registration No. 33-58982


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------

                         Post-Effective Amendment No. 1
                                       to

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         -----------------------------

                                  TENERA, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                              94-3213541
State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)

           1 Maritime Plaza
              Suite 750
    San Francisco, California 94111                               94111
(Address of Principal Executive Offices)                        (Zip Code)
                         -----------------------------

                             1993 STOCK OPTION PLAN
                    AMENDED AND RESTATED AS OF JUNE 30, 1995
                            (Full title of the plan)
                          -----------------------------

                               Jeffrey R. Hazarian
                             Chief Executive Officer
                                  TENERA, Inc.
                                1 Maritime Plaza
                                    Suite 750
                         San Francisco, California 94111
                                 (415) 273-2705
            (Name, address and telephone number of agent for service)
                         -----------------------------

                                    Copy to:
                               THOMAS S. LOO, ESQ.
                             Greenberg Traurig, LLP
                        2450 Colorado Avenue, Suite 400E
                         Santa Monica, California 90404
                          -----------------------------

-------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                                Proposed
              Title of               Amount               Proposed               Maximum
             Securities             of Shares              Maximum              Aggregate           Amount of
                to be                 to be            Offering Price           Offering          Registration
             Registered            Registered             per Share               Price                Fee
-------------------------------------------------------------------------------------------------------------------
            Common Stock,
    par value $0.01 per share(1)    1,478,750(1)             $0.01              $14,787.50               $1.20
-------------------------------------------------------------------------------------------------------------------

(1) Shares being deregistered.

-------------------------------------------------------------------------------------------------------------------















                                       (i)

                            DEREGISTRATION OF SHARES


     This Post-Effective Amendment No. 1 is filed to deregister securities remaining unexercised under Registration Statement No. 33-58982, filed by TENERA, Inc. (the "Company" or "Registrant") on March 3, 1993.

     Registration Statement No. 33-58982 registered 1,500,000 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company issuable upon exercise of options granted pursuant to the Company's 1992 Unit Option Plan, as amended and restated (the "Plan"). As of the date hereof, 21,250 shares of Common Stock have been purchased under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the securities remaining unexercised under the Plan as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 21, 2003.

                           TENERA, INC.


                           By:       /s/ Jeffrey R. Hazarian
                              --------------------------------------------------
                               Jeffrey R. Hazarian,
                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                           Title                       Date
-----------------------      --------------------------------   ----------------
                             Chief Executive Officer, Chief
                             Financial Officer, and Corporate
                             Secretary (Principal Executive
/s/ JEFFREY R. HAZARIAN      Officer and Principal Financial
------------------------     Officer)                           October 21, 2003
  Jeffrey R. Hazarian


/s/ WILLIAM A. HASLER*                   Director               October 21, 2003
------------------------
   William A. Hasler


/s/ THOMAS S. LOO*                       Director               October 21, 2003
------------------------
    Thomas S. Loo


/s/ ANDREA W. O'RIORDAN                  Director               October 21, 2003
------------------------
  Andrea W. O'Riordan


/s/ GEORGE L. TURIN                      Director               October 21, 2003
------------------------
  George L. Turin

   * Pursuant to a Power of Attorney filed with Registration Statement No. 33-58982, filed by the Registrant on March 3, 1993.